                                                                    Exhibit 99.1

[LOGO OF PRENTISS PROPERTIES TRUST]

PRENTISS PROPERTIES TRUST                    FOR FURTHER INFORMATION:
3890 West Northwest Hwy., Suite 400          Thomas F. August
Dallas, TX  75220                            President & Chief Executive Officer
www.prentissproperties.com                   (214) 654-0886
NYSE: PP

FOR IMMEDIATE RELEASE
Tuesday, October 14, 2003

   PRENTISS PROPERTIES REPORTS $0.30 PER SHARE NET INCOME AND $0.76 PER SHARE
               FUNDS FROM OPERATIONS (FFO) FOR THIRD QUARTER 2003

Prentiss Properties Trust Summary of Operations for the 3rd Quarter 2003

..    For the third quarter 2003, the Company reported net income of $14.2 million, or $0.30 per common share (diluted), compared to net income of $22.9 million, or $0.53 per common share (diluted), for the third quarter of 2002. The decline in net income was caused by the overall decline in occupancy and rental rates between the two periods and a reduction in the gain from disposition of discontinued operations between the two periods, partially offset by net acquisition/disposition activity.
..    FFO totaled $34.8 million, or $0.76 per common share (diluted) for the third quarter 2003, compared to $34.4 million, or $0.78 per common share (diluted) for the third quarter of 2002 including the impact of a $2.9 million impairment loss. FFO excluding the impairment loss (Adjusted FFO) totaled $37.3 million, or $0.84 per common share (diluted) for the third quarter 2002. The decline in Adjusted FFO was driven by occupancy loss and rental rate declines over the comparable periods, partially offset by net acquisition/disposition activity.
..    Overall portfolio occupancy stood at 90.9 percent at the end of the third quarter 2003 versus 90.7 percent at the end of the second quarter 2003 and
     92.8 percent at the end of the third quarter of 2002.
..    During the quarter, the Company made substantial progress on its strategy of narrowing its focus to its six primary markets by selling its entire Atlanta portfolio totaling 644,355 square feet. The sale resulted in gross proceeds of $40.1 million.
..    During the quarter, the Company acquired 2291 Wood Oak Drive in Herndon,
     Virginia for $51.5 million. 2291 Wood Oak Drive is a 6 story, 227,574 square foot, Class "A" office building that is fully leased until December 2010 to Computer Associates.
..    During the third quarter of 2003, the Company sold 2.3 million common shares in a public offering, raising proceeds of $66.5 million, net of underwriting discounts and commissions. The Company used $51.5 million of the net proceeds from the offering to acquire 2291 Wood Oak Drive.
..    On October 10th, the Company paid a dividend of $0.56 per share for the third quarter. This represented a 76 percent payout of FFO and a 106 percent payout of FAD. Year to date FFO and FAD payout ratios are 73 percent and 95 percent, respectively.

Prentiss Properties Trust 3rd Quarter 2003 Earnings Release
October 14, 2003
Page 2 of 9

Dallas, October 14, 2003 -- Prentiss Properties Trust (NYSE: PP), a real estate investment trust (REIT) which focuses on office property ownership and development in select markets, today announced results for the third quarter of 2003. For the third quarter 2003, the Company reported net income of $14.2 million, or $0.30 per common share (diluted), compared to $22.9 million, or $0.53 per common share (diluted), for the third quarter of 2002. FFO totaled $34.8 million, or $0.76 per common share (diluted) for the third quarter 2003, compared to $34.4 million, or $0.78 per common share (diluted) for the third quarter of 2002, which includes the impact of a $2.9 million impairment loss. Adjusted FFO totaled $37.3 million, or $0.84 per common share (diluted) for the third quarter 2002.

"In the third quarter, we continued the leasing momentum that began in the second quarter of 2003 and have increased our occupancy by 80 basis points since March 31, 2003. This increase in occupancy was achieved despite the loss of roughly 107,000 square feet that MCI rejected during the third quarter", stated Thomas F. August, President and CEO of Prentiss Properties.

As of September 30, 2003, the Company's portfolio of properties consisted of 130 operating properties containing 17.4 million square feet - 15.1 million of office properties and 2.3 million of industrial properties. The Company has no development projects in the portfolio at this time. Including properties managed for third parties, the Company managed 28.6 million square feet of commercial office and industrial real estate as of September 30, 2003.

ASSET ACQUISITIONS & SALES

During the quarter, the Company acquired 2291 Wood Oak Drive in Herndon, Virginia for $51.5 million. 2291 Wood Oak Drive is a 6 story, 227,574 square foot, Class "A" office building constructed in 1999. 2291 Wood Oak Drive is prominently situated on the Dulles Access and Toll Road in the Woodland Park office development. The building is fully leased until December 2010 to Computer Associates, a publicly held, business software development company.

With the acquisition, Prentiss's office portfolio in the metropolitan Washington, DC area has grown to 4.1 million square feet of existing office space and land entitled for 450,000 square feet of future office development. The acquisition is expected to yield an initial cash-on-cash return of 9.1% and a 10.1% GAAP return, before FAS 141 treatment of above market leases which are expected to lower the GAAP return by 80 basis points.

During the quarter, the Company sold its remaining office properties located in its non-core market of Atlanta, Georgia. The sale resulted in gross proceeds of $40.1 million. The sale included nine properties encompassing 644,355 square feet and 3.3 acres of developable land located in the Cumberland Office Park in Northwest Atlanta. The buildings were built between 1972 and 1998, with 501,450 square feet built prior to 1981. Due to the age of most of the portfolio, the Company believes that significant capital improvements would have been necessary to maintain the marketability of the portfolio. The portfolio was

Prentiss Properties Trust 3rd Quarter 2003 Earnings Release
October 14, 2003
Page 3 of 9

approximately 20% vacant at the time of the sale with an additional 49% of the net rentable square feet scheduled to expire in 2004 and 2005.

CONSOLIDATED FINANCIAL RESULTS

Third quarter 2003 revenues totaled $88.7 million compared to $84.9 million during the third quarter of 2002. This increase is primarily attributable to the consolidation of Prentiss Properties Resources, Inc. in 2003 and contributions from acquisitions and was partially offset by dispositions and the overall decline in occupancy and rental rates between the two periods.

For the third quarter 2003, the Company reported net income of $14.2 million, or $0.30 per common share (diluted), compared to $22.9 million, or $0.53 per common share (diluted), for the third quarter of 2002. The decline in net income was caused by the overall decline in occupancy and rental rates between the two periods and a reduction in the gain from disposition of discontinued operations between the two periods, partially offset by net acquisition/disposition activity. FFO totaled $34.8 million, or $0.76 per common share (diluted) for the third quarter 2003, compared to $34.4 million, or $0.78 per common share (diluted) for the third quarter of 2002 including the impact of a $2.9 million impairment loss. Adjusted FFO totaled $37.3 million, or $0.84 per common share (diluted) for the third quarter 2002. Both net income and FFO for the third quarter 2003 were negatively impacted by lower occupancy between the two periods and rent roll-downs on expiring leases.

FFO is a widely recognized measure of REIT operating performance. FFO is a non-GAAP financial measure and, as defined by the National Association of Real Estate Investment Trusts, means net income, computed in accordance with GAAP, excluding extraordinary items, as defined by GAAP, and gains (or losses) from sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships, joint ventures and subsidiaries. We believe that FFO is helpful to investors and our management as a measure of our operating performance because it excludes depreciation and amortization, gains and losses from property dispositions, and extraordinary items, and, as a result, when compared year over year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, providing perspective not immediately apparent from net income. In addition, we believe that FFO provides useful information to the investment community about our financial performance when compared to other REITs since FFO is generally recognized as the industry standard for reporting the operating performance of REITs. However, our FFO may not be comparable to FFO reported by other REITs that do not define FFO exactly as we do. We believe that in order to facilitate a clear understanding of our operating results, FFO should be examined in conjunction with net income as presented in our consolidated financial statements. We believe that net income is the most directly comparable GAAP financial measure to FFO. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income or to cash flows as an indication of our performance or as a measure of liquidity or ability to make distributions. A reconciliation of net income, the

Prentiss Properties Trust 3rd Quarter 2003 Earnings Release
October 14, 2003
Page 4 of 9

most directly comparable GAAP measure, to FFO is attached as a schedule to this press release.

FFO does not reflect depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties. These are significant economic costs that could materially impact our results of operations.

Adjusted FFO is a non-GAAP financial measure that we define as FFO (as defined above) excluding (adding back) the impact of impairment losses recorded within income from discontinued operations. For real estate companies, an impairment loss, recorded within income from discontinued operations, represents an impairment loss recognized on a property held for sale, and is calculated as the difference between the fair market value of the property, less cost to sell, and the carrying amount of the property, in accordance with Statement of Financial Accounting Standards No. 144 (SFAS No. 144). We believe that Adjusted FFO is helpful to investors and our management as a measure of our operating performance because it excludes these impairment losses that would otherwise have been classified as losses on the sale of real estate, had the property not qualified as held for sale in a period prior to its disposition. We believe that our Adjusted FFO provides useful information to the investment community about our financial performance when compared to other REITs as it eliminates FFO differences caused by the timing and classification within the income statement of real estate related losses. However, our Adjusted FFO may not be comparable to FFO or Adjusted FFO reported by other REITs that do not define FFO or Adjusted FFO exactly as we do. We believe that in order to facilitate a clear understanding of our operating results, Adjusted FFO should be examined in conjunction with net income as presented in our consolidated financial statements and notes thereto. We believe that net income is the most directly comparable GAAP financial measure to Adjusted FFO. Adjusted FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income as an indication of our performance or to cash flows as a measure of liquidity or ability to make distributions.

Like FFO, our Adjusted FFO does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs that could materially impact our results of operations.

Earnings guidance for the remainder of 2003 and for 2004 will be discussed by management on the October 15, 2003 conference call. Instructions for accessing the conference call can be found in the Additional Information section of this press release.

PORTFOLIO PERFORMANCE

Office portfolio occupancy stood at 89.8 percent at the end of the third quarter 2003 versus 89.6 percent at the end of the second quarter 2003 and 92.0 percent at the end of the third quarter of 2002. Industrial portfolio occupancy stood at
98.8 percent at the end of the third quarter 2003 versus 98.3 percent at the end of the second quarter 2003 and 97.8 percent at

Prentiss Properties Trust 3rd Quarter 2003 Earnings Release
October 14, 2003
Page 5 of 9

the end of the third quarter of 2002.

Overall portfolio occupancy stood at 90.9 percent at the end of the third quarter 2003 versus 90.7 percent at the end of the second quarter 2003 and 92.8 percent at the end of the third quarter of 2002.

During the quarter, the Company commenced office property renewals and new leases totaling 641,000 square feet. Average straight-line net rents on new and renewed office leases were 19 percent below those on expiring leases. During the quarter, the Company commenced industrial property renewals and new leases totaling 25,000 square feet. Average straight-line net rents on new and renewed industrial leases were 3 percent below those on expiring leases.

During the quarter the following major leases were signed by the Company:

1) Thomson Healthcare executed a 128,254 square foot, 10-year lease renewal and expansion at Carrara Place in Denver, Colorado.
2) Liberty Mutual executed a 108,078 square foot, 10 1/2 - year lease renewal and expansion at Cottonwood Office Center in Dallas, Texas, subject to lender approval.
3) Shimadzu Medical Systems executed a 66,495 square foot, 2-year lease renewal at Pacific Gateway Center in Torrance, California.
4) Watson Wyatt & Company executed a 65,190 square foot, 12-year lease renewal at One Northwestern Plaza in Detroit, Michigan.
5) Northrop Grumman executed a 64,208 square foot, 4 1/2 -year lease renewal and expansion at 13825 Sunrise Valley Drive in Herndon, Virginia.
6) Synopsis, Inc. executed a new 44,569 square foot, 10-year lease at Barton Skyway IV in Austin, Texas.
7) Colliers Bennett & Kahnweiler executed a new 28,111 square foot, 11-year lease at One O'Hare Center in Chicago, Illinois.
8) SunGard Recovery Services executed a new 25,967 square foot, 10-year lease at One O'Hare Center in Chicago, Illinois.
9) Atrium Companies executed a new 19,520 square foot, 10-year lease at Plaza at Bachman Creek - East in Dallas, Texas.
10) L.F. Global Investments executed an 18,850 square foot, 5-year lease renewal and expansion at Executive Center Del Mar in Del Mar, California.
11) The Securities and Exchange Commission executed a 15,269 square foot, 9-year lease expansion at Burnett Plaza in Fort Worth, Texas.

Lease expirations for office properties for the remainder of 2003 total 287,000 square feet, which equates to 2 percent of the Company's net rentable office square feet. Lease expirations for office properties over the next twelve months total 1,345,000 square feet, which equates to 9 percent of the Company's net rentable office square feet.

Prentiss Properties Trust 3rd Quarter 2003 Earnings Release
October 14, 2003
Page 6 of 9

CAPITAL MARKETS AND FINANCING

As of September 30, 2003, the Company's market value of equity was $1.6 billion. Total market capitalization at September 30, 2003 was $2.7 billion, compared to a total asset book value of $2.2 billion (including a pro-rata share of unconsolidated joint venture assets). As of September 30, 2003, Debt to Total Market Capitalization (market value equity plus debt) stood at 41.2 percent compared to 44.4 percent as of June 30, 2003 and 43.4 percent as of September 30, 2002.

The Company's debt balance at September 30, 2003, including its share of unconsolidated joint venture debt, was $1.09 billion. Of this amount, $704.5 million was fixed rate, non-recourse, long-term mortgages and $14.1 million was fixed rate, recourse debt. The remaining $376.1 million was floating rate debt, of which $275.0 million was hedged as of the end of the third quarter of 2003. Including the Company's existing hedges, the Company's exposure to floating rate debt represented 3.8 percent of its total market capitalization as of the end of the third quarter of 2003.

During the third quarter of 2003, the Company's weighted average cost of debt, including all costs related to hedge amortization, swap payments and unused commitment fees, was 6.74 percent. At September 30, 2003, excluding the Company's line of credit, the weighted average maturity of debt was 4.8 years with only $2.8 million maturing during the remainder of 2003.

During the third quarter of 2003, the Company sold 2.3 million common shares in a public offering, raising proceeds of $66.5 million, net of underwriting discounts and commissions. The Company used $51.5 million of the net proceeds from the offering to acquire 2291 Wood Oak Drive, discussed in the Asset Acquisitions & Sales section of this press release. The Company intends to use the remaining net proceeds to acquire additional office properties as suitable opportunities arise or to partially redeem its outstanding 8.30% Series B cumulative redeemable perpetual preferred units.

In conjunction with the sale of the Company's remaining Atlanta portfolio, discussed in the Asset Acquisitions & Sales section of this press release, the Company restructured the $14.1 million term loan with EuroHypo during the third quarter of 2003. The changes made to the loan included releasing the lien on 2500 Cumberland and converting the loan to an unsecured obligation of the Company.

Subsequent to the end of the quarter, the Company completed a four-year interest rate swap in the notional amount of $30.0 million which takes effect following the September 30, 2004 expiration of two existing Swaps carrying a fixed LIBOR rate of 6.25 percent and totaling $110.0 million. The new agreement swaps floating rate LIBOR for a fixed rate LIBOR of 3.8565 percent on $30.0 million of the Company's variable rate borrowings. The interest rate swap agreement has an effective date of October 1, 2004 and matures September 30, 2008.

Prentiss Properties Trust 3rd Quarter 2003 Earnings Release
October 14, 2003
Page 7 of 9

DIVIDENDS, CAPITAL EXPENDITURES AND FUNDS AVAILABLE FOR DISTRIBUTION (FAD)

The Company declared a $0.56 regular quarterly dividend on September 12, 2003, to owners (shares and units) of record as of September 30, 2003, and paid the dividend on October 10, 2003. The annualized dividend of $2.24 per share represented a yield of 7.2 percent based on Monday's closing share price of $31.30. The FFO payout ratio for the quarter ended September 30, 2003, was 75.7 percent.

The Company spent $8.7 million in non-incremental capital expenditures during the quarter, of which $396,000 represented capital improvements and repairs to the properties and $8.3 million represented costs paid with respect to leasing and tenant improvements. Of the amount for tenant improvements, $1.4 million was for a lease signed 4 1/2 years ago for which the tenant just used their tenant improvement allowance. For office leases executed during the quarter, the Company's average non-incremental leasing and tenant improvement costs per square foot were $23.72, or $3.08 per square foot per year. These costs were based on 574,000 square feet of office leases during the quarter. For industrial leases executed during the quarter, the Company's average non-incremental leasing and tenant improvement costs per square foot were $1.19, or $0.74 per square foot per year. These costs were based on 25,000 square feet of industrial leases during the quarter.

Funds Available for Distribution (FAD) totaled approximately $25.2 million for the quarter. The third quarter 2003 dividend represented a 106.1 percent payout of FAD. Excluding the $1.4 million of tenant improvements related to a lease signed 5 years ago (see above), the third quarter 2003 dividend represented a
100.4 percent payout of FAD.

FAD is a non-GAAP financial measure that we define as FFO (as defined above) less non-incremental capital expenditures, straight-line rent adjustments, rental income adjustments recognized in accordance with Statement of Financial Accounting Standards No. 141 (SFAS No. 141) and the amortization of financing costs. We believe that FAD is helpful to investors and our management as a measure of the performance of an equity REIT because, along with cash flow from operating activities, financing and investing activities, it provides investors with an indication of our ability to incur and service debt and to fund dividends and other cash needs. Our FAD may not be comparable to FAD reported by other REITs that do not define FAD exactly as we do. We believe that in order to facilitate a clear understanding of our operating results, FAD should be examined in conjunction with net income as presented in our consolidated financial statements and notes thereto.

We believe that net income is the most directly comparable GAAP financial measure to FAD. FAD does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income as an indication of our performance or to cash flows as a measure of liquidity or ability to make distributions. A reconciliation of net income, the most directly comparable GAAP measure, to FAD is attached as a schedule to this press release.

Prentiss Properties Trust 3rd Quarter 2003 Earnings Release
October 14, 2003
Page 8 of 9

ADDITIONAL INFORMATION

The Company will broadcast its third quarter 2003 earnings conference call on Wednesday, October 15, 2003. The conference call will begin at 10:00 am CDT and will last for approximately one hour. Those interested in listening via the Internet can access the conference call at www.prentissproperties.com. Please go to the Company's web site 15 minutes prior to the start of the call to register. It may be necessary to download audio software to hear the conference call. To do so, click on the Real Player icon and follow directions from there. Those interested in listening via the telephone can access the conference call at
(303) 262-2130. A replay of the conference call will be available via phone through October 22, 2003 at (303) 590-3000, passcode #553512 or via the Internet on the Company's website.

Additional information on Prentiss Properties Trust, including an archive of corporate press releases and conference calls, is available on the Company's web site. The Company's third quarter 2003 Supplemental Operating and Financial Data, which includes a reconciliation of GAAP to Non-GAAP financial measures, will be available on the Company's web site at www.prentissproperties.com prior to the start of the conference call.

ABOUT PRENTISS PROPERTIES TRUST

Prentiss Properties Trust is a self-administered and self-managed real estate investment trust ("REIT"). It owns interests in 130 operating properties with approximately 17.4 million square feet. The Company, through various management subsidiaries, manages approximately 28.6 million square feet of office and industrial properties owned by Prentiss, its affiliates and third parties.

With its headquarters in Dallas, Texas, Prentiss Properties focuses on the ownership of office properties in Metropolitan Washington D.C., Chicago, Dallas, Austin, Northern California and Southern California. It is a full service real estate company with in-house expertise in areas such as acquisitions, development, facilities management, property management and leasing.

Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of the Private Litigation Reform Act of 1995. Such statements may use words such as "anticipate," "believe," "estimate," "expect," "intent," "predict," "project" and similar expressions as they relate to Prentiss Properties Trust or our management. When we make forward-looking statements, we are basing them on our management's beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions including the risks discussed in our filings with the Securities and Exchange Commission. If one or more of these risks materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this press release reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no current intention, and disclaim any obligation,

Prentiss Properties Trust 3rd Quarter 2003 Earnings Release
October 14, 2003
Page 9 of 9

to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

                           Financial Tables to Follow

               For more information on Prentiss Properties Trust,
            visit the Company's website at www.prentissproperties.com

                            PRENTISS PROPERTIES TRUST
                           CONSOLIDATED BALANCE SHEETS

               (in thousands, except share and per share amounts)

                                                                     9/30/2003       6/30/2003       3/31/2003      12/31/2002
                                                                   ------------    ------------    ------------    ------------
ASSETS
Operating real estate:
  Land                                                             $    309,898    $    313,621    $    312,130    $    300,460
  Buildings and improvements                                          1,683,543       1,684,609       1,684,276       1,631,568
  Less: accumulated depreciation                                       (200,034)       (198,194)       (189,539)       (178,792)
                                                                   ------------    ------------    ------------    ------------
  Total operating real estate                                         1,793,407       1,800,036       1,806,867       1,753,236

Construction in progress                                                      -               -               -          41,352
Land held for development                                                63,699          64,185          64,179          65,377

Deferred charges and other assets, net                                  194,484         180,210         174,613         169,373
Notes receivable                                                         13,354          13,354          13,354          13,354
Receivables, net                                                         43,137          41,097          41,414          39,024
Cash and cash equivalents                                                 9,184           7,395           9,500           5,080
Escrowed cash                                                            11,825          12,551          12,510          10,483
Investments in securities                                                 2,239           2,301           4,379           3,927
Investments in joint ventures and unconsolidated subsidiaries            14,326          14,535          14,671          21,083
                                                                   ------------    ------------    ------------    ------------
     Total assets                                                  $  2,145,655    $  2,135,664    $  2,141,487    $  2,122,289
                                                                   ============    ============    ============    ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
  Mortgages and notes payable                                      $  1,009,596    $  1,060,786    $  1,056,449    $  1,011,027
  Interest rate hedges                                                   11,398          14,855          15,902          16,776
  Accounts payable and other liabilities                                 77,316          75,896          70,090          79,626
  Mandatorily redeemable preferred units                                 10,000               -               -               -
  Minority interest in real estate partnerships                           1,645               -               -               -
  Other payables (affiliates)                                                 -               -               -           7,355
  Distributions payable                                                  28,483          27,043          27,008          26,947
                                                                   ------------    ------------    ------------    ------------
     Total liabilities                                                1,138,438       1,178,580       1,169,449       1,141,731
                                                                   ------------    ------------    ------------    ------------
Minority interest in operating partnership                              122,974         132,622         133,191         133,649
                                                                   ------------    ------------    ------------    ------------
Minority interest in real estate partnerships                                 -           1,512           1,593           2,676
                                                                   ------------    ------------    ------------    ------------

Commitments and contingencies

Shareholders' equity:
  Preferred shares $.01 par value, 20,000,000 shares
   authorized, 3,773,585 shares issued and outstanding                  100,000         100,000         100,000         100,000
  Common shares $.01 par value, 100,000,000 shares
   authorized, 44,809,308 and 43,965,756 (includes 3,158,898
   and 4,984,401 in treasury) shares issued and outstanding at
   September 30, 2003 and December 31, 2002, respectively                   448             441             441             439
  Additional paid-in capital                                            913,625         887,300         885,761         882,897
  Common shares in treasury, at cost, 3,158,898 and 4,984,401 shares at September 30, 2003 and December 31, 2002,
   respectively                                                         (77,985)       (120,545)       (118,476)       (118,476)
  Unearned compensation                                                  (2,569)         (2,963)         (3,475)         (1,479)
  Accumulated other comprehensive income                                (10,606)        (13,879)        (15,122)        (15,768)
  Retained earnings/(distributions in excess of earnings)               (38,670)        (27,404)        (11,875)         (3,380)
                                                                   ------------    ------------    ------------    ------------
     Total shareholders' equity                                         884,243         822,950         837,254         844,233
                                                                   ------------    ------------    ------------    ------------
     Total liabilities and shareholders' equity                    $  2,145,655    $  2,135,664    $  2,141,487    $  2,122,289
                                                                   ============    ============    ============    ============

                                                                    9/30/2002
                                                                   ------------
ASSETS
Operating real estate:
  Land                                                             $    298,499
  Buildings and improvements                                          1,618,262
  Less: accumulated depreciation                                       (171,689)
                                                                   ------------
  Total operating real estate                                         1,745,072

Construction in progress                                                 37,450
Land held for development                                                65,244

Deferred charges and other assets, net                                  154,266
Notes receivable                                                         13,354
Receivables, net                                                         36,936
Cash and cash equivalents                                                 6,753
Escrowed cash                                                             9,326
Investments in securities                                                 3,890
Investments in joint ventures and unconsolidated subsidiaries            20,891
                                                                   ------------
     Total assets                                                  $  2,093,182
                                                                   ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
  Mortgages and notes payable                                      $    975,145
  Interest rate hedges                                                   17,217
  Accounts payable and other liabilities                                 79,917
  Mandatorily redeemable preferred units                                      -
  Minority interest in real estate partnerships                               -
  Other payables (affiliates)                                             6,384
  Distributions payable                                                  26,936
                                                                   ------------
     Total liabilities                                                1,105,599
                                                                   ------------
Minority interest in operating partnership                              134,052
                                                                   ------------
Minority interest in real estate partnerships                             2,861
                                                                   ------------

Commitments and contingencies

Shareholders' equity:
  Preferred shares $.01 par value, 20,000,000 shares
   authorized, 3,773,585 shares issued and outstanding                  100,000
  Common shares $.01 par value, 100,000,000 shares
   authorized, 44,809,308 and 43,965,756 (includes 3,158,898
   and 4,984,401 in treasury) shares issued and outstanding at
   September 30, 2003 and December 31, 2002, respectively                   439
  Additional paid-in capital                                            882,244
  Common shares in treasury, at cost, 3,158,898 and 4,984,401 shares at September 30, 2003 and December 31, 2002,
   respectively                                                        (118,476)
  Unearned compensation                                                  (1,981)
  Accumulated other comprehensive income                                (16,293)
  Retained earnings/(distributions in excess of earnings)                 4,737
                                                                   ------------
     Total shareholders' equity                                         850,670
                                                                   ------------
     Total liabilities and shareholders' equity                    $  2,093,182
                                                                   ============

                            PRENTISS PROPERTIES TRUST
                        CONSOLIDATED STATEMENTS OF INCOME

                    (in thousands, except per share amounts)

                                                                                                    THREE MONTHS
                                                                         NINE MONTHS ENDED             ENDED
                                                                    ----------------------------    ------------
                                                                      9/30/2003       9/30/2002      9/30/2003
                                                                    ------------    ------------    ------------
Revenues:
    Rental income                                                   $    252,265    $    247,961    $     85,154
    Service business and other income                                     12,154           3,506           3,552
                                                                    ----------------------------    ------------
                                                                         264,419         251,467          88,706
                                                                    ----------------------------    ------------

Expenses:
    Property operating and maintenance                                    63,679          59,331          21,448
    Real estate taxes                                                     27,882          30,116           8,254
    General and administrative and personnel cost                          8,375           7,709           2,747
    Expenses of service business                                           7,599               -           2,478
    Interest expense                                                      52,283          50,149          17,503
    Amortization of deferred financing costs                               1,723           1,314             678
    Depreciation and amortization                                         56,658          49,437          19,561
                                                                    ----------------------------    ------------
                                                                         218,199         198,056          72,669
                                                                    ----------------------------    ------------

Income from continuing operations before minority interests and
 equity in income of joint ventures and unconsolidated subsidiaries       46,220          53,411          16,037


Minority interests                                                        (7,812)         (8,247)         (2,598)
Equity in income of joint ventures and unconsolidated subsidiaries         1,933           2,192             595
                                                                    ----------------------------    ------------
Income from continuing operations                                         40,341          47,356          14,034

Discontinued operations:
    Income from discontinued operations including impairment losses          293           3,079             106
    Gain/(Loss) from disposition of discontinued operations               (4,457)          8,454              85
    Minority interest related to discontinued operations                     153            (434)             (7)
                                                                    ----------------------------    ------------
                                                                          (4,011)         11,099             184

Income before gain on sale of properties                                  36,330          58,455          14,218

Gain on sale of land                                                       1,910               -               -
                                                                    ----------------------------    ------------
Net income                                                                38,240          58,455          14,218
Preferred dividends                                                       (6,339)         (6,245)         (2,113)
                                                                    ----------------------------    ------------
Net income applicable to common shareholders                        $     31,901    $     52,210    $     12,105
                                                                    ============================    ============
Net income per common share - basic                                 $       0.81    $       1.37    $       0.30
                                                                    ============================    ============
Weighted average number of common shares
 outstanding - basic                                                      39,397          38,224          40,231
                                                                    ============================    ============

Net income per common share - diluted                               $       0.81    $       1.36    $       0.30
                                                                    ============================    ============
Weighted average number of common shares and
 common share equivalents outstanding-diluted                             39,588          38,506          40,484
                                                                    ============================    ============


                                                                                          THREE MONTHS ENDED
                                                                    ------------------------------------------------------------
                                                                      6/30/2003       3/31/2003      12/31/2002      9/30/2002
                                                                    ------------    ------------    ------------    ------------
Revenues:
    Rental income                                                   $     84,203    $     82,908    $     85,613    $     83,923
    Service business and other income                                      4,247           4,355             880             963
                                                                    ------------------------------------------------------------
                                                                          88,450          87,263          86,493          84,886
                                                                    ------------------------------------------------------------

Expenses:
    Property operating and maintenance                                    21,163          21,068          23,562          20,283
    Real estate taxes                                                      9,733           9,895           8,304           9,244
    General and administrative and personnel cost                          3,232           2,396           2,652           2,467
    Expenses of service business                                           2,902           2,219               -               -
    Interest expense                                                      17,712          17,068          16,932          17,233
    Amortization of deferred financing costs                                 536             509             518             500
    Depreciation and amortization                                         18,508          18,589          18,016          16,953
                                                                    ------------------------------------------------------------
                                                                          73,786          71,744          69,984          66,680
                                                                    ------------------------------------------------------------

Income from continuing operations before minority interests and
 equity in income of joint ventures and unconsolidated subsidiaries       14,664          15,519          16,509          18,206


Minority interests                                                        (2,576)         (2,638)         (2,470)         (2,724)
Equity in income of joint ventures and unconsolidated subsidiaries           712             626             962             308
                                                                    ------------    ------------    ------------    ------------

Income from continuing operations                                         12,800          13,507          15,001          15,790

Discontinued operations:

    Income from discontinued operations including impairment losses         (717)            904             881          (1,075)
    Gain/(Loss) from disposition of discontinued operations               (4,542)              -             (24)          8,454
    Minority interest related to discontinued operations                     193             (33)            (32)           (275)
                                                                    ------------------------------------------------------------
                                                                          (5,066)            871             825           7,104

Income before gain on sale of properties                                   7,734          14,378          15,826          22,894

Gain on sale of land                                                         778           1,132               -               -
                                                                    ------------------------------------------------------------

Net income                                                                 8,512          15,510          15,826          22,894
Preferred dividends                                                       (2,113)         (2,113)         (2,113)         (2,113)
                                                                    ------------------------------------------------------------
Net income applicable to common shareholders                        $      6,399    $     13,397    $     13,713    $     20,781
                                                                    ============================================================
Net income per common share - basic                                 $       0.16    $       0.34    $       0.35    $       0.53
                                                                    ============================================================
Weighted average number of common shares
 outstanding - basic                                                      38,996          38,949          38,911          38,909
                                                                    ============================================================

Net income per common share - diluted                               $       0.16    $       0.34    $       0.35    $       0.53
                                                                    ============================================================
Weighted average number of common shares and
 common share equivalents outstanding-diluted                             39,204          39,060          39,038          39,089
                                                                    ============================================================

                           CALCULATION OF FFO AND FAD
                 FOR COMMON SHARES AND COMMON SHARE EQUIVALENTS
                          (000s, except per share data)

                                                                                                       THREE
                                                                        NINE MONTHS ENDED           MONTHS ENDED
                                                                  -----------------------------     ------------
                                                                    9/30/2003        9/30/2002        9/30/2003
                                                                  ------------     ------------     ------------
FUNDS FROM OPERATIONS (FFO):

Net income                                                        $     38,240     $     58,455     $     14,218
Add:
   Real estate depreciation and amortization (1)                        58,448           54,038           19,437
   Real estate depreciation and amortization
    of unconsolidated subsidiaries and joint ventures (2)                2,210            2,357              739
   Minority interests (3)                                                1,205            2,061              448
Adjustments:
   (Gain)/loss on sale of property                                       2,547           (8,454)             (85)
FFO applicable to common and common equivalents                   $    102,650     $    108,457     $     34,757
   Impairment losses on real estate                                      1,792            2,855                -
Adjusted FFO applicable to common and common equivalents          $    104,442     $    111,312     $     34,757
Weighted average common shares, units and common shares
 equivalents (diluted)                                                  44,854           43,793           45,746
Adjusted FFO per weighted average shares outstanding (diluted)    $       2.33     $       2.54     $       0.76

FUNDS AVAILABLE FOR DISTRIBUTION (FAD):

Adjusted FFO                                                      $    104,442     $    111,312     $     34,757
Adjustments:
   Straight-line rent adjustment                                        (5,508)          (7,717)          (1,558)
   FAS 141 adjustment                                                     (385)               -             (385)
   Amortization of deferred financing fees                               1,765            1,356              692
   Capital expenditures                                                (20,272)         (16,260)          (8,697)

FAD                                                               $     80,042     $     88,691     $     24,809
Weighted average shares and units (shares) outstanding (diluted)        44,854           43,793           45,746

Dividend per share                                                $      1.680     $      1.655     $      0.560
Total dividend declared (excludes dividend on perpetual
 preferred)                                                       $     76,040     $     72,729     $     26,318

Payout ratio of Adjusted FFO                                             72.81%           65.34%           75.72%
Payout ratio of FAD                                                      95.00%           82.00%          106.08%

                                                                                      THREE MONTHS ENDED
                                                                  ---------------------------------------------------------------
                                                                   6/30/2003         3/31/2003       12/31/2002       9/30/2002
                                                                  ------------     ------------     ------------     ------------
FUNDS FROM OPERATIONS (FFO):

Net income                                                        $      8,512     $     15,510     $     15,826     $     22,894
Add:
   Real estate depreciation and amortization (1)                        19,466           19,545           19,330           18,422
   Real estate depreciation and amortization
    of unconsolidated subsidiaries and joint ventures (2)                  738              733              746              739
   Minority interests (3)                                                  244              513              528              804
Adjustments:
   (Gain)/loss on sale of property                                       3,764           (1,132)              24           (8,454)
FFO applicable to common and common equivalents                   $     32,724     $     35,169     $     36,454     $     34,405
   Impairment losses on real estate                                      1,792                -                -            2,855
Adjusted FFO applicable to common and common equivalents          $     34,516     $     35,169     $     36,454     $     37,260
Weighted average common shares, units and common shares
 equivalents (diluted)                                                  44,471           44,329           44,313           44,370
Adjusted FFO per weighted average shares outstanding (diluted)    $       0.78     $       0.79     $       0.82     $       0.84

FUNDS AVAILABLE FOR DISTRIBUTION (FAD):

Adjusted FFO                                                      $     34,516     $     35,169     $     36,454     $     37,260
Adjustments:
   Straight-line rent adjustment                                        (2,063)          (1,887)          (1,691)          (1,971)
   FAS 141 adjustment                                                        -                -                -                -
   Amortization of deferred financing fees                                 550              523              532              514
   Capital expenditures                                                 (7,423)          (4,152)          (7,876)          (6,646)

FAD                                                               $     25,580     $     29,653     $     27,419     $     29,157

Weighted average shares and units (shares) outstanding (diluted)        44,471           44,329           44,313           44,370

Dividend per share                                                $      0.560     $      0.560     $      0.560     $      0.560
Total dividend declared (excludes dividend on perpetual
 preferred)                                                       $     24,879     $     24,843     $     24,783     $     24,772

Payout ratio of Adjusted FFO                                             72.08%           70.64%           67.98%           66.48%
Payout ratio of FAD                                                      97.26%           83.78%           90.39%           84.96%

(1) - Excludes depreciation and amortization not related to real estate.
(2) - Represents Prentiss Properties Trust's proportionate share of real estate depreciation and amortization from joint venture assets.
(3) - Represents the minority interest attributable to holders of common partnership units.